EXHIBIT 99.1

10250 Regency Circle, Suite 100
Omaha, Nebraska 68114
402-391-0010
Fax 402-391-4144
www.gptrust.comNYSE: GPP

FOR FURTHER INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Nancy D. Olson	Marilyn Windsor	Diane Hettwer
VP and CFO	General Inquiries	Analyst Inquiries
402-391-0010 Ext. 202	702-515-1260	312-640-6760

FOR IMMEDIATE RELEASE
MONDAY, MAY 17, 2004

GOVERNMENT PROPERTIES TRUST ANNOUNCES FIRST-QUARTER RESULTS

OMAHA, Neb.—May 17, 2004—Government Properties Trust, Inc. (NYSE: GPP), a self-managed, self-administered real estate investment trust, today announced results for the three months ended March 31, 2004.

First-Quarter 2004 Results
Funds from operations (FFO) was ($2.6) million, or ($0.18) per basic and diluted share and net loss was ($2.9) million, or ($0.20) per basic and diluted share. The weighted average number of basic and diluted shares outstanding during the quarter was 14.7 million. Revenue was $1.0 million. As of March 31, 2004, book value was $8.75 per share. See the attachment to this press release for a reconciliation of FFO and net loss, the most directly comparable Generally Accepted Accounting Principles (GAAP) measure.

In January 2004, the company sold 19.3 million shares of its common stock (the “Offering”) at $10.00 per share and listed its common stock on the New York Stock Exchange. The Offering raised approximately $177.0 million in net proceeds. In connection with the Offering, the company issued a warrant to an affiliate of its lead underwriter, Friedman, Billings, Ramsey & Co. The warrant was exercised in full upon the closing of the Offering and the company recognized a one-time, non-cash expense of $2.1 million.

In March, a letter of credit for $17.3 million was delivered to the sellers of the Parkersburg, W. Va. property in conjunction with its acquisition. The company placed $17.3 million in restricted cash to collateralize this letter of credit.

First-quarter results for 2004 are not indicative of future results as Government Properties Trust remains in a period of rapid change.

Significant Recent Events

•	Completed the acquisition of the 87,000-square-foot United States Federal Bureau of Investigation (FBI) Building in Pittsburgh for approximately $28.0 million.

•	Paid a first-quarter dividend of $0.15 per share in April 2004.

•	Appointed John D. Ellsworth as General Counsel to supervise and manage all legal matters involving the company.

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•	Signed an agreement with a financial institution for a $50 million revolving credit facility to be used for short-term financing.

Portfolio Overview
On March 31, 2004, Government Properties Trust’s portfolio consisted of six properties totaling approximately 287,000 leasable square feet. The properties are 100 percent occupied and had an average remaining lease term of approximately 13 years. Five of the properties are leased to the federal government. One of the six properties is located in Harahan, La., and is leased to Federal Express Corporation. The company has agreed to sell this property.

Government Properties Trust currently owns seven properties with an aggregate purchase price of $71.4 million and consisting of 374,350 square feet of leasable space.

Acquisition Update
On May 5, 2004, Government Properties Trust completed the acquisition of the FBI building in Pittsburgh for approximately $28.0 million. The property, which is 100 percent leased under a modified gross lease, was completed in 2001, and totals over 87,000 leasable square feet of office space. With the integrated parking facility included in the total, the property consists of approximately 161,000 gross square feet. The current lease expires in October 2016. Government Properties Trust estimates the gross annualized rent for this property will be approximately $3.2 million.

“We are pleased to close on the Pittsburgh property, which is now our most significant income-producing asset,” said Thomas D. Peschio, president and chief executive officer of Government Properties Trust. “Our top priority is to profitably deploy funds by aggressively acquiring, in a disciplined manner, high-quality properties that meet our acquisition criteria.”

Currently, Government Properties Trust has five properties under letter of intent or acquisition contract, totaling $94.8 million and 470,739 square feet of leasable space. In addition, the company is reviewing 17 properties for acquisition, representing an aggregate purchase price of $427.7 million and over 2.3 million square feet of leasable space. “Acquisition opportunities are abundant,” said Peschio. “However, while we continue to see a significant number of prospects, our acquisition team will pursue only those that meet our criteria to deliver portfolio growth combined with long-term value.”

First-Quarter Conference Call and Webcast
Government Properties Trust will hold a conference call to discuss first-quarter results at 11:00 a.m. Eastern time on Tuesday, May 18, 2004. The conference call will be simulcast live on the Internet, and can be accessed by logging onto www.vcall.com or the company’s Web site at www.gptrust.com. A replay will be available at the company’s site.

Supplemental Quarterly Financial and Operating Data
Government Properties Trust publishes supplemental quarterly financial and operating data that can be found under the Investor Relations section of the company’s Web site at www.gptrust.com.

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About Government Properties Trust, Inc.
Government Properties Trust, Inc. invests in single tenant properties under long-term leases to the U.S. government. Government Properties Trust, Inc. is a self-managed, self-administered real estate investment trust, or REIT. The company is located at 10250 Regency Circle, Suite 100, Omaha, NE 68114.

Legal Notices

Forward-looking information

This press release contains forward-looking statements. These forward-looking statements include estimates regarding:

•	the expected revenues from our Pittsburgh property,

•	our use of Offering proceeds, and

•	our growth strategy and intentions.

These and other forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.

Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the fact that our management only recently joined us; we must invest the proceeds of our recent Offering on acceptable terms and timeframes; we depend on the U.S. government for a significant portion of our revenues; our properties may have a higher risk of terrorist attack because the U.S. government is our principal tenant; we plan to debt to finance, on average, approximately 75% of the acquisition cost of the properties we buy; some of our leases may not provide for a full pass-through of increases in property operating costs; we may make distributions that include a return of capital as well as the other the risks discussed from time to time in our SEC filings.

All forward-looking statements included in this press release are based on information available to us on the date hereof. We assume no obligation to update any forward-looking statements.

Non-GAAP Financial Information

This press release contains non-GAAP financial information, including funds from operations (FFO). This press release also contains the most directly comparable GAAP information and a GAAP to non-GAAP reconciliation.

We believe FFO are useful to investors as an indicator of our ability to service debt and pay cash distributions. We use FFO for internal budgeting and planning purposes.

FFO, as calculated by us, may not be comparable to FFO reported by other companies that do not define these terms exactly as we define them. FFO do not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

For additional information, please visit the Government Properties Trust, Inc.
Web site at www.gptrust.com

Financial Tables and Non-GAAP to GAAP Reconciliations Follow:

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GOVERNMENT PROPERTIES TRUST, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2004	2003
	(Unaudited)
ASSETS
Real estate at cost :
Land	$5,308,237	$4,545,637
Buildings and improvements	27,211,715	24,050,859
Tenant origination costs	6,769,146	6,200,441
Furniture and equipment	59,060	34,486

	39,348,158	34,831,423
Accumulated depreciation	(1,037,509)	(757,400)

	38,310,649	34,074,023
Cash and cash equivalents	149,521,349	760,859
Restricted cash escrows	199,798	268,885
Restricted cash for letter of credit	17,336,718	—
Tenant receivables	385,831	332,651
Notes receivable from tenant	815,884	111,773
Deferred costs, net	121,865	1,948,350
Real estate deposits	1,000,000	500,000
Property held for sale	4,271,071	4,266,438
Other assets	760,979	411,607

Total assets	$212,724,144	$42,674,586

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$848,316	$2,116,101
Dividend payable	3,102,075	147,536
Lines of credit	—	3,047,655
Mortgage notes payable	24,569,360	24,647,478
Mortgage note payable – affiliate	—	1,639,219
Liabilities related to property held for sale	3,211,888	3,195,359
Advances from affiliate	—	102,873

Total liabilities	31,731,639	34,896,221
Stockholders’ equity:
Common stock ($0.01 par value at March 31, 2004 and $10 par value at December 31, 2003; 50,000,000 shares authorized, 20,680,502 and 975,552 shares issued and outstanding at March 31, 2004 and December 31, 2003, respectively)	205,093	9,755,527
Accumulated deficit	(3,302,324)	(386,586)
Additional paid-in capital	187,709,088	(1,073,299)
Dividends declared	(3,619,352)	(517,277)

Total stockholders’ equity	180,992,505	7,778,365

Total liabilities and stockholders’ equity	$212,724,144	$42,674,586

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GOVERNMENT PROPERTIES TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	Three Months Ended
	March 31,
	2004	2003
Rental income	$1,043,993	$76,405

Expenses:
Property operations	247,778	12,618
Real estate taxes	148,097	5,236
Depreciation and amortization	280,109	24,148
General and administrative	1,030,544	95,520

Total expenses	1,706,528	137,522

Operating loss	(662,535)	(61,117)
Other income	243,269	6,311
Interest expense:
Expense	(398,829)	(12,063)
Expense from issuance of warrant	(2,097,900)	—
Amortization of deferred financing fees	(3,614)	—

Loss from continuing operations	(2,919,609)	(66,869)

Discontinued operations:
Income from property held for sale	3,871	20,660

Net loss	$(2,915,738)	$(46,209)

Earnings per share (basic and diluted):
Loss from continuing operations	$(0.20)	$(0.12)
Income from discontinued operations	—	0.04

Net loss	$(0.20)	$(0.08)

Distributions declared per share	$0.15	$0.15

Weighted average shares outstanding (basic and diluted)	14,712,297	553,281

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GOVERNMENT PROPERTIES TRUST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	(Unaudited)
	Three Months Ended
	March 31,
	2004	2003
Cash flows from operating activities:
Net loss	$(2,915,738)	$(46,209)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	280,109	24,147
Amortization of deferred financing fees	3,614	—
Compensation expense	108,751	—
Expense from issuance of warrant	2,097,900	—
Changes in assets and liabilities:
Restricted cash escrows	69,087	(680,470)
Tenant receivables	(53,180)	—
Note receivable from tenant	(704,111)	—
Other assets	(337,476)	(82,153)
Accounts payable and accrued expenses	555,086	(51,535)

Net cash used in operating activities	(895,958)	(836,220)

Cash flows from investing activities:
Expenditures for real estate	(4,416,735)	(2,399,316)
Restricted cash for letter of credit	(17,336,718)	—
Deposits on future real estate purchases	(600,000)	(586,262)

Cash used in investing activities	(22,353,453)	(2,985,578)

Cash flows from financing activities:
Net (repayment) borrowing under lines of credit	(3,047,655)	1,547,464
Payments on mortgage notes payable – affiliate	(1,639,219)	—
Repayments of advances from affiliate	(102,873)	(196,462)
Principal payments on mortgage notes payable	(78,118)	—
Proceeds from sale of common stock	193,202,100	3,935,930
Offering costs paid	(16,176,798)	(398,199)
Dividends paid	(147,536)	(11,019)

Net cash provided by financing activities	172,009,901	4,877,714

Net increase in cash and cash equivalents	148,760,490	1,055,916
Cash and cash equivalents, beginning of period	760,859	2,314,319

Cash and cash equivalents, end of period	$149,521,349	$3,370,235

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GOVERNMENT PROPERTIES TRUST, INC
FFO RECONCILIATION

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2004	2003
Net loss	$(2,915,738)	$(46,209)
Adjustments to reconcile to funds from Operations:
Real estate depreciation and amortization (b)	277,740	23,773

Funds from Operations	$(2,637,998)	$(22,436)

Funds from Operations per common share(a)	$(0.18)	$(0.04)

(a)	Funds from Operations per share is based upon our weighted average common shares outstanding for each period presented as follows: 14,712,297 for the three months ended March 31, 2004 and 553,281 for the three months ended March 31, 2003.

(b)	Excludes depreciation of non-real estate assets of $2,368 for the three months ended March 31, 2004 and $375 for the three months ended March 31, 2003.

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